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                                                                  EXHIBIT (a)(5)

                              INSILCO CORPORATION

                           OFFER TO PURCHASE FOR CASH
                   UP TO 2,857,142 SHARES OF ITS COMMON STOCK
                            AT $38.50 NET PER SHARE

               THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
                EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
             THURSDAY, AUGUST 7, 1997, UNLESS THE OFFER IS EXTENDED

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated July 11, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") setting forth an offer by Insilco Corporation, a Delaware corporation (the "Company"), to purchase up to 2,857,142 shares of its Common Stock, par value $.001 per share, at $38.50 per share, net to the seller in cash, upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter from Robert L. Smialek, Chairman, President and Chief Executive Officer of the Company, to stockholders. This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

     The Company will pay $38.50 per Share net to the seller in cash (the "Purchase Price") for all Shares validly tendered pursuant to the Offer and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions relating to proration described in Section 1 of the Offer to Purchase. The Purchase Price will be paid in cash, net to the seller, with respect to all Shares purchased. Shares tendered and not purchased because of proration or invalid tender will be returned to stockholders.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The tender price is $38.50 per Share, as indicated in the attached Instruction Form, net to you in cash.

     2. The Offer is extended for up to 2,857,142 Shares. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

     3. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, August 7, 1997, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

     4. As described in the Offer to Purchase, if more than 2,857,142 Shares have been validly tendered and not withdrawn prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, the Company will purchase Shares in the following order of priority:
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          (i) first, all Shares validly tendered and not withdrawn prior to the
     Expiration Date by any stockholder who was, as of the close of business on July 3, 1997, and who will continue to be at the Expiration Date the record or beneficial owner of an aggregate of five or fewer Shares (including Shares held for the account of such stockholder by the Insilco Corporation Employee Thrift Plan (the "401(k) Plan")) all of which are being tendered (partial tenders will not qualify for this preference) and completes the box captioned "Odd Lots" in the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery and, if the stockholder has Shares held for his or her account in the 401(k) Plan, on the Tender Instruction Form being sent to participants in the 401(k) Plan; and

          (ii) then, after purchase of all the foregoing Shares, all Shares validly tendered and not withdrawn prior to the Expiration Date on a pro rata basis. See Section 1 of the Offer to Purchase for a discussion of proration.

     5. Tendering stockholders will not be obligated to pay any brokerage commissions or solicitation fees on the Company's purchase of Shares in the Offer. Any stock transfer taxes applicable to the purchase of Shares by the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     NEITHER THE COMPANY, NOR ANY OF ITS DIRECTORS OR OFFICERS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. SEE SECTIONS 8, 10, AND 14 OF THE OFFER TO PURCHASE.

     If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER.

     The Offer is being made solely by the Offer to Purchase, dated July 11, 1997 and the related Letter of Transmittal. The Offer is not being made to, nor will tenders be accepted from or on behalf of holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would violate the laws of such jurisdiction. In any jurisdiction the securities laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                                INSTRUCTION FORM
                   WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                     UP TO 2,857,142 SHARES OF COMMON STOCK
                                       OF
                              INSILCO CORPORATION
                  AT A PURCHASE PRICE OF $38.50 NET PER SHARE

     The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase, dated July 11, 1997, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Insilco Corporation (the "Company") to purchase up to 2,857,142 shares of its Common Stock, par value $.001 per share (the "Shares") at a price of $38.50 per share, net to the undersigned in cash upon the terms and subject to the terms and conditions of the Offer.

     This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, at the Purchase Price, upon the terms and subject to the conditions of the Offer.

                             SHARES TO BE TENDERED*

                                ________ Shares

*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                    ODD LOTS

[ ] By checking this box, the undersigned represents that the undersigned owned beneficially (including Shares held for the account of the undersigned by the Insilco Corporation Employee Thrift Plan), as of the close of business on July 3, 1997, and continues to own beneficially as of the Expiration Date, an aggregate of five or fewer Shares and is tendering all of such Shares in the Offer.

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                                       SIGN HERE

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                                                      Signature(s)
Dated: July 11, 1997                    Name
                                            ---------------------------------
                                        Address
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                                            Social Security or Taxpayer ID No.